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                                                                    EXHIBIT 99.1


      MARTIN MIDSTREAM PARTNERS ANNOUNCES EXERCISE OF OVER-ALLOTMENT OPTION
                     AND CLOSING OF OFFERING OF COMMON UNITS

         KILGORE, Texas, February 18, 2004 /PRNewswire-FirstCall via COMTEX/ -- Martin Midstream Partners L.P. (NASDAQ: MMLP) announced today that on February 3, 2004 it closed its follow-on public offering of 1,150,000 common units and that earlier today the underwriters for such offering fully exercised the over-allotment option granted to them to purchase an additional 172,500 common units, in each case at a purchase price of $27.94 per unit, before underwriting discounts and offering expenses. After giving effect to the issuance and sale of all 1,322,500 common units in connection with the offering, MMLP received net proceeds of $34.3 million, net of underwriting discounts and offering expenses, which net proceeds were used to pay down revolving debt under its credit facility.

         Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream, said "We are pleased that our investors provided us with a vote of confidence in connection with the successful completion of our recent follow-on offering which was very well received. We are now focused on integrating and operating our recently acquired assets and businesses which will significantly broaden our terminalling operations in our core Gulf Coast operating region."

         Raymond James, A.G. Edwards & Sons, Inc., McDonald Investments Inc. and RBC Capital Markets served as managing underwriters for the offering.

         This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Offers of these securities are made only by means of a prospectus filed with the Securities and Exchange Commission.

About Martin Midstream Partners

         Martin Midstream Partners provides marine transportation, terminalling, distribution and midstream logistical services for producers and suppliers of hydrocarbon products and by-products, lubricants and other liquids. The Company also manufactures and markets sulfur-based fertilizers and related products and owns an unconsolidated non-controlling 49.5% limited partnership interest in CF Martin Sulphur, L.P., which operates a sulfur storage and transportation business. MMLP operates primarily in the Gulf Coast region of the United States.

         Additional information concerning the Company is available on its website at http://www.martinmidstream.com.

Forward-Looking Statements

         Statements about Martin Midstream Partners' outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP

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believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. These factors include, but are not limited to: adverse weather conditions; reliance on MMLP's unconsolidated non-controlling interest in CF Martin Sulphur, L.P.; the incurrence of material liabilities that are not fully covered by insurance; the price volatility and the supply availability of hydrocarbon products and by-products; restrictions in its debt agreements; the prospects for and its ability to make future acquisitions, including the ability to integrate completed acquisitions; the performance of recently acquired businesses; the seasonality of its business; the competition in the industry; changes in regulations on the federal, state and local level that are applicable to its business; the cost of attracting and retaining highly skilled personnel; the loss of significant commercial relationships with Martin Resource Management Corporation ("MRMC"), the owner of MMLP's general partner; interruption in operations at its facilities; federal regulations applicable to its marine vessels and regulations affecting the domestic tank vessel industry; cost reimbursements it is required to pay to MRMC; conflicts of interest and competition with MRMC; the decisions made by and the control of its general partner; and a decision by the IRS to tax MMLP as a corporation. A discussion of these factors, including risks and uncertainties, is set forth in the Company's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future event, or otherwise.

Contact: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of MMLP's general partner, Martin Midstream GP LLC, at (903) 983-6200.